Exhibit 99.1
Mannatech Reports Third Quarter 2018 Financial Results

(FLOWER MOUND, Texas) November 6, 2018 - Mannatech, Incorporated (NASDAQ: MTEX), a global health and wellness company committed to transforming lives to make a better world, today announced financial results for its third quarter of 2018.

Third Quarter Results

Third quarter net sales for 2018 were $43.0 million, an increase of $1.0 million, or 2.4%, as compared to $42.0 million in the third quarter of 2017. For the three-month period ended September 30, 2018, our net sales increased 2.9% on a constant dollar basis (see Non-GAAP Financial Measures, below) as compared to the same period in 2017, while unfavorable foreign exchange caused a $0.2 million decrease in GAAP net sales as compared to the same period in 2017.

Income from operations was $1.7 million for the third quarter 2018, as compared to income of $0.7 million in the same period in 2017. Due to taxes, our net loss was $1.7 million, or $0.69 per diluted share, for the third quarter 2018, as compared to net income of $1.4 million, or $0.50 per diluted share, for the third quarter 2017.

For the three months ended September 30, 2018, the Company’s effective tax rate was 167.8% as compared to (58.5)% for the same period in 2017. The effective tax rate for the three months ended September 30, 2018 were different from the federal statutory rate due to the mix of earnings across jurisdictions, valuation allowances recorded on foreign losses in certain jurisdictions, and the impact of global intangible low-tax income ("GILTI") as a result of the Tax Cuts and Jobs Act.

For the three months ended September 30, 2018, Mannatech’s operations outside of the Americas accounted for approximately 69.1% of Mannatech’s consolidated net sales.

Commission expenses for the three months ended September 30, 2018 decreased by 4.5%, or $0.8 million, to $16.8 million, as compared to $17.6 million for the same period in 2017. For the three months ended September 30, 2018, commissions as a percentage of net sales decreased to 39.1% from 42.0% for the same period in 2017 due to the structure of the 2017 Associate Compensation Plan, which was implemented on July 1, 2017.

Incentive costs for the three months ended September 30, 2018 increased by 64.2%, or $0.5 million, to $1.2 million, as compared to $0.7 million for the same period in 2017 due to new incentives in growth markets. For the three months ended September 30, 2018, incentives as a percentage of net sales increased to 2.8% from 1.8% for the same period in 2017.

The approximate number of new and continuing active independent associates and preferred customers who purchased our packs or products or paid associate fees during the twelve months ended September 30, 2018 and 2017 were approximately 202,000 and 219,000, respectively. Recruitment of new independent associates and preferred customers increased 1.6% during the three months ended September 30, 2018 as compared to the same period in 2017.  The number of new independent associate and preferred customer positions held by individuals in our network for the three months ended September 30, 2018 was approximately 25,802, as compared to 25,394 for the same period in 2017.

For the three months ended September 30, 2018, selling and administrative expenses decreased by $0.1 million, or 0.7%, to $8.1 million, as compared to $8.2 million for the same period in 2017. The decrease in selling and administrative expenses consisted of a $0.2 million decrease in payroll costs in our headquarters, Japan, Australia, and Europe offices, and a $0.1 million decrease in distribution and warehouse costs, offset by $0.1 million increase in stock-based compensation expense and a $0.1 million increase in contract labor costs.

Other operating costs, which include professional fees, travel and entertainment, bad debt, credit card processing fees, and other miscellaneous operating expenses, decreased by $0.4 million, or 7.3% for the three months ended September 30, 2018, as compared to the same period in 2017. The decrease in operating costs was primarily due to a $0.8 million decrease in travel and entertainment costs and a $0.1 million decrease in other miscellaneous operating expenses. This was partially offset by a $0.4 million increase in legal and consulting fees and a $0.1 million increase in office expenses.

As of September 30, 2018, our cash and cash equivalents decreased by 31.9%, or $12.0 million, to $25.7 million from $37.7 million as of December 31, 2017.

Cash provided by operating activities was $1.7 million for the nine months ended September 30, 2018, compared to cash provided by operating activities of $9.0 million for the same period in 2017. During the nine months ended September 30, 2018, we purchased inventory, collected cash from our income tax receivable, used less cash to pay commissions due to the timing of our commission payments, and managed our accrued expenses and other liabilities and taxes payable carefully. Our inventory balance at September 30, 2018 was $12.7 million, compared to $9.4 million at December 31, 2017. We invested in inventory in order to introduce Ambrotose Life to our growth markets.

During the nine months ended September 30, 2018, we invested approximately $0.8 million in back-office software projects, approximately $0.5 million in leasehold improvements and $0.5 million in furniture and equipment.

For the nine months ended September 30, 2018, we used $7.4 million to repurchase common stock pursuant to a tender offer and open market repurchases, $1.1 million in the repayment of capital lease obligations and $1.9 million in payments of dividends to shareholders.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of constant dollar measures. We disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations.

We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. The constant currency figures are financial measures used by management to provide investors an additional perspective on trends. Although we believe the non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures. Please see the accompanying table entitled "Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures.

Conference Call

Mannatech will host a conference call to discuss the quarter’s results with investors on Tuesday, November 7, 2018 at 9 a.m. CDT, 10 a.m. EDT. The live call will be webcast and can be accessed on Mannatech’s website at http://ir.mannatech.com.

For those unable to listen to the live broadcast, a replay will be available shortly after the call. The toll-free replay number is (855) 859-2056 (International (404) 537-3406); the Conference ID to access the call is 9546587.

Individuals interested in Mannatech’s products or in exploring its business opportunity can learn more at Mannatech.com.

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

ASSETS	September 30, 2018 (unaudited)	December 31, 2017
Cash and cash equivalents	$25,678	$37,682
Restricted cash	1,514	1,514
Accounts receivable, net of allowance of $726 and $582 in 2018 and 2017, respectively	124	273
Income tax receivable	—	907
Inventories, net	12,711	9,385
Prepaid expenses and other current assets	3,570	2,607
Deferred commissions	3,124	3,880
Total current assets	46,721	56,248
Property and equipment, net	6,231	3,537
Construction in progress	638	777
Long-term restricted cash	7,268	7,565
Other assets	3,828	3,876
Long-term deferred tax assets, net	4,455	4,239
Total assets	$69,141	$76,242
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases	$74	$228
Accounts payable	6,402	6,008
Accrued expenses	6,617	5,771
Commissions and incentives payable	11,489	9,658
Taxes payable	3,925	2,404
Current notes payable	802	815
Deferred revenue	6,960	8,561
Total current liabilities	36,269	33,445
Capital leases, excluding current portion	92	144
Long-term deferred tax liabilities	1,103	1,147
Long-term notes payable	1,009	—
Other long-term liabilities	2,796	1,265
Total liabilities	41,269	36,001

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,742,857 shares issued and 2,381,244 shares outstanding as of September 30, 2018 and 2,742,857 shares issued and 2,702,940 shares outstanding as of December 31, 2017	—	—
Additional paid-in capital	33,859	34,928
Retained earnings (deficit)	(3)	4,190
Accumulated other comprehensive income	4,227	5,984
Treasury stock, at average cost, 361,613 shares as of September 30, 2018 and 39,917 shares as of December 31, 2017	(10,211)	(4,861)
Total shareholders’ equity	27,872	40,241
Total liabilities and shareholders’ equity	$69,141	$76,242

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)
(in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net sales	$43,014	$41,997	$129,534	$130,324
Cost of sales	9,037	8,233	25,426	25,781
Gross profit	33,977	33,764	104,108	104,543

Operating expenses:
Commissions and incentives	18,054	18,370	54,361	54,445
Selling and administrative expenses	8,111	8,171	25,706	26,803
Depreciation and amortization expense	475	424	1,521	1,379
Other operating costs	5,667	6,115	22,086	20,447
Total operating expenses	32,307	33,080	103,674	103,074

Income from operations	1,670	684	434	1,469
Interest income	50	10	212	58
Other income (expense), net	(83)	177	681	209
Income before income taxes	1,637	871	1,327	1,736

Income tax benefit (provision)	(3,300)	510	(3,637)	193
Net income (loss)	$(1,663)	$1,381	$(2,310)	$1,929

Earnings (loss) per common share:
Basic	$(0.69)	$0.51	$(0.89)	$0.71
Diluted	$(0.69)	$0.50	$(0.89)	$0.69

Weighted-average common shares outstanding:
Basic	2,396	2,711	2,595	2,708
Diluted	2,396	2,766	2,595	2,773

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We refer to these adjusted financial measures as constant dollar items, which are non-GAAP financial measures. We believe these measures provide investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, we calculate current year results and prior year results at a constant exchange rate, which is the prior year’s rate. Currency impact is determined as the difference between actual growth rates and constant currency growth rates.

Three-month period ended (in millions, except percentages)	September 30, 2018		September 30, 2017	Constant $ Change
	GAAP Measure: Total $	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net sales	$43.0	$43.2	$42.0	$1.2	2.9%
Product	42.5	42.7	40.4	2.3	5.7%
Pack sales and associate fees(a)	0.6	0.6	1.8	(1.2)	(66.7)%
Other	(0.1)	(0.1)	(0.2)	0.1	(50.0)%
Gross profit	34.0	34.0	33.8	0.2	0.6%
Income from operations	1.7	1.6	0.7	0.9	128.6%

Nine-month period ended (in millions, except percentages)	September 30, 2018		September 30, 2017	Constant $ Change
	GAAP Measure: Total $	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net sales	$129.5	$127.0	$130.3	$(3.3)	(2.5)%
Product	128.1	125.6	117.0	8.6	7.4%
Pack sales and associate fees(a)	1.7	1.7	13.5	(11.8)	(87.4)%
Other	(0.3)	(0.3)	(0.2)	(0.1)	50.0%
Gross profit	104.1	102.0	104.5	(2.5)	(2.4)%
Income (loss) from operations	0.4	(0.2)	1.5	(1.7)	(113.3)%

(a)Coincident with the introduction of the 2017 Associate Compensation Plan, which was implemented on July 1, 2017, the Company collects associate fees, which each independent associate pays to the Company annually in order to be entitled to earn commissions, benefits and incentives for that year. The Company collected associate fees within the United States, Canada, South Africa, Japan, Australia, New Zealand, Singapore, Hong Kong, and Taiwan since the implementation of 2017 Associate Compensation Plan. Prior to the change, independent associates purchased packs that were bundles of products within these respective geographic markets. Since implementing the 2017 Associate Compensation Plan, total associate fees represented an immaterial amount of total sales.

Schedule A: Reconciliation of Non-GAAP Financial Measures (Net Earnings, as Adjusted)
(Unaudited and unreviewed), (Table provides Dollars in thousands)
In addition to its reported results and guidance calculated in accordance with GAAP, the Company has included adjusted net earnings, a performance measure that the Securities and Exchange Commission defines as a “non-GAAP financial measure”, in this release. Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, in each case calculated in accordance with GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain items that management believes do not reflect the Company’s operations and underlying operational performance.
The following is a reconciliation of net loss, presented and reported in accordance with GAAP, to net earnings, as adjusted for certain items:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net loss, as reported	$(1,663)	$1,381	$(2,310)	$1,929
Expenses related to moving the corporate headquarters	—	—	1,305	—
Net earnings, as adjusted	$(1,663)	$1,381	$(1,005)	$1,929

About Mannatech

Mannatech, Incorporated offers a full body wellness experience through its global network of independent associates and preferred customers. With more than 20 years of experience and operations in 26 markets, Mannatech is committed to transforming lives. For more information, visit Mannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” "hopes," “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. This release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and Mannatech cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain independent associates and preferred customers, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

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Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com